Exhibit 99.1
Photon Dynamics and Salvador Imaging Join Forces to Serve Military, Security, and Industrial Low Light Imaging Markets
Company Announces the Formation of a New Venture
SAN JOSE, CA AND COLORADO SPRINGS, CO — (MARKET WIRE) — April 23, 2007 — Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield-management solutions for the flat panel display (FPD) market, and Salvador Imaging, an international supplier of high-performance digital cameras, announced today the formation of a new venture that will address emerging low light markets. The new venture, named Salvador Systems LLC, a Photon Dynamics Company, combines the digital imaging core competencies of both Photon Dynamics and Salvador Imaging in order to provide highly sensitive color and monochrome cameras that can be used to provide persistent 24-hour surveillance capabilities from full daylight to starlight (night vision) conditions for the military and security markets and unique inspection capabilities in industrial applications.
“Advanced digital imaging is a core technology for Photon Dynamics flat panel yield management equipment,” said Jeffrey Hawthorne, president and chief executive officer of Photon Dynamics. “By combining our imaging and manufacturing knowledge with Salvador’s expertise in developing high performance cameras for defense and low light applications, we can utilize our technology to address markets outside of the flat panel display market.”
According to David Gardner, president and chief executive officer of Salvador Imaging, “by teaming with Photon Dynamics we are able to leverage over 17 years of experience providing innovative imaging solutions to the defense, commercial surveillance, Homeland Security and industrial markets.” He added “This new venture builds upon the long and productive relationship Salvador Imaging has had with Photon Dynamics. Together we can provide our military and industrial customers with technology, rapid customization, and volume manufacturing capabilities that address the unmet needs of the growing security, defense and industrial inspection markets.”
Salvador Systems LLC, a Photon Dynamics Company will be based out of Colorado Springs and operations will commence immediately.
Additional information regarding the venture will be provided during the second quarter fiscal 2007 financial results and financial outlook conference call scheduled on Monday, May 7, 2007.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 — Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to: the ability of Salvador Systems to develop and successfully market its products; the development of volume manufacturing capabilities; and the other risks detailed from time to time in Photon Dynamics’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended December 31, 2006. Photon Dynamics undertakes no duty to update this announcement to reflect events occurring after the date of this release.
About Photon Dynamics
Photon Dynamics, Inc. is a leading global supplier of integrated yield management solutions for the flat panel display market. Photon Dynamics utilizes advanced digital imaging technology to develop systems that enable flat panel display manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput. Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan. For more information about Photon Dynamics, visit its website at www.photondynamics.com.
About Salvador Imaging
Salvador Imaging, headquartered in Colorado Springs, CO designs and manufactures high-performance digital imaging products for medical, industrial and military applications. Products and services include a line of standard products as well as custom image sensor and digital camera design. For more information about Salvador Imaging, visit its website at www.salvadorimaging.com.